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FRONTIER INSURANCE GROUP, INC.           FORM 8-K                  EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Frontier Insurance Group, Inc. on Form S-8 (File No. 33-30217, No. 33-39638, and No. 33-77332) of our report dated March 1, 1996, on our audits of the consolidated financial statements and schedules of United Capital Holding Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Form 8-K.



                                                 /S/  Cooper & Lybrand LLP
                                                 -------------------------------


Atlanta, Georgia
June 7, 1996